Note No. BB-_____

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BLACKBIRD CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

10% SENIOR SECURED CONVERTIBLE NOTE

U.S. $ 500,000 Dated: As of July 24, 2008

FOR VALUE RECEIVED, the undersigned, Blackbird Corporation, a Florida corporation ("Maker"), HEREBY PROMISES TO PAY eRoomSystem Technologies, Inc. ("Payee"), the principal sum of up to $ 500,000 (the "Principal Amount"), with interest on the unpaid principal amount at the interest rate, in immediately available funds, on the Maturity Date (as defined below).

1. Definitions. Capitalized terms used herein shall have the following meanings:

(a) "Business Day" means any day on which banks are open for foreign currency exchange in Miami, FL.

(b) "Common Stock" shall mean the common stock, par value $.001 par value, of the Maker.

(c) "Debt" means at any date without duplication (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, Notes, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services (excluding trade payables and other accounts payable incurred in the ordinary course of business), (iv) capital lease obligations with annual payments in excess of $2,500 individually or $10,000 in the aggregate which are not consented to by Payee, and (v) indebtedness of others secured by a Lien on Maker's property.

(d) "Dollars" and "$" used in this Note mean the lawful currency of the United States of America.

(e) "Event of Default" has the meaning set forth in Section 4 hereof.

(f) "GAAP" means United States generally accepted accounting principles consistently applied.

(g) "Interest Rate" means 10% per annum.

(h) "Maturity Date" means June 30, 2009.

(i) "Note" means this 10% Senior Secured Convertible Note and the "Notes" refers to all of the 10% Senior Secured Convertible Notes issued by the Company simultaneously herewith.

(j) "Person" means any firm, unincorporated organization, corporation, partnership or other entity.

(k) "Post-Default Rate" means 18% per annum.

(l) "Subscription Agreement" refers to the Subscription Agreement by and between the Maker and the Payee and executed in connection with the purchase and sale of the Note.

(m) "Subsidiaries" mean Yak America Inc., a Florida corporation, and Mr. Prepaid, Inc., a Florida corporation.

(n) "Total Outstanding Amount" has the meaning set forth in Section 4(a) hereof.

2. Payments.

(a) Maker agrees to pay interest to the Payee on the Principal Amount from and including the date hereof to, but not including, the Maturity Date at the Interest Rate. Interest shall be payable quarterly on the last Business Day of such quarter. Accrued interest payable hereunder shall be computed on the basis of the actual days elapsed in a 360 day year.

(b) Without notice or demand, Maker agrees to pay the Principal Amount on the Maturity Date, along with all unpaid interest or other amounts outstanding under this Note.

(c) Notwithstanding the foregoing, upon the occurrence of an Event of Default as set forth in Section 4(a) below, or if any other Event of Default has occurred and has continued for a period in excess of 15 days, Maker hereby promises to pay Payee interest at the Post-Default Rate on any amount outstanding hereunder for the period commencing on the date the applicable Event of Default occurred and ending on the date no Event of Default shall be continuing. Interest payable at the Post-Default Rate shall be payable on demand of Maker.

(d) Maker may not repay the outstanding Principal Amount hereunder, in whole or in part and/or at any time, without the prior written consent of Payee which consent may be withheld by Payee, in its sole discretion, for any reason or for no reason.

(e) Maker shall make each payment under this Note to Payee in accordance with payment instructions provided by Payee to an account designated by Payee not later than 12:00 noon (Miami, Florida time) on the day when due in Dollars in immediately available funds. Whenever any payment under this Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

3. Registration of Transfers and Exchanges.

(a) This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Payee surrendering the same. No service charge will be made for such registration of transfer or exchange.

(b) This Note has been issued subject to certain investment representations of the original Payee set forth in the Subscription Agreement and may be transferred or exchanged only in compliance with the Subscription Agreement and applicable federal and state securities laws and regulations.

(c) Prior to due presentment to the Maker for transfer of this Note, the Maker and any agent of the Maker may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Maker nor any such agent shall be affected by notice to the contrary.

4. Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

(a) Maker shall fail to pay the total principal amount due hereunder and all accrued unpaid interest thereon and all other amounts payable hereunder (the "Total Outstanding Amount") on the Maturity Date or such earlier date if required hereunder; or Maker shall fail to pay any interest or any other amount payable hereunder when due and in each case such failure remains unremedied for five Business Days; or

(b) Maker shall fail to perform or observe any term, covenant or agreement herein or in any other agreement with Payee, and such failure remains unremedied for five Business Days (other than any such failure otherwise referred to in this Section); or

(c) Maker shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Maker seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and assets and, in the case of any such proceeding instituted against Maker, such proceeding shall remain undismissed or unstayed for a period of 30 days; or Maker shall take any corporate action to authorize any of the actions set forth above in this subsection (c); or

(d) any judgment or order for the payment of money in excess of $100,000 shall be rendered against Maker and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order which shall not have been stayed or dismissed within 30 days after the commencement of such proceedings or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect, or any failure by Maker to satisfy

when due any non-monetary judgment if the failure so to do could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, prospects or results of operations of Maker, or on the legality, validity or enforceability of any provision of this Note; or

(e) any governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or equity or other assets of Maker or shall have assumed custody or control of such property or other assets or of the business or operations of Maker or shall have taken any action for the dissolution or disestablishment of Maker or any action that would prevent Maker or its officers, members or partners from carrying on the business of Maker or a substantial part thereof;

then, and in any such event, Payee shall, upon five Business Days' written notice to Maker, declare the Total Outstanding Amount and all other amounts payable hereunder to be forthwith due and payable, whereupon this Note, all interest and all other amounts due in connection herewith shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Maker; provided, however, that upon the occurrence of any event in subsection (c) of this Section, the Total Outstanding Amount and all other amounts payable shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by Maker.

5. Series and Rank. This Note is one of a series of 10% Senior Secured Convertible Notes issued by the Company in the aggregate amount of up to $3,000,000 (with an option by the Company, in its sole discretion, to sell up to an additional $600,000), all of like tenor and maturity, except variations necessary to express the number and payee of each Note. All Notes of this issue rank equally and ratably without priority over one another, notwithstanding the date of issuance thereof.

6. Conversion.

(a) Any Payee of this Note has the right, at the Payee's option, from the date hereof and through the close of business on September 30, 2008, to convert this Note, in accordance with the provisions of Section 6(c) and 6(d), in whole or in part, into fully paid and nonassessable shares of restricted common stock of the Maker.

(b) The initial Conversion Price shall be $1.00 per share as adjusted to offset the effect of stock splits, stock dividends and pro rata distributions of property or equity interests to the Maker's shareholders. The number of shares of Common Stock into which this Note may be converted ("Conversion Shares") shall be determined by dividing the aggregate principal amount by the Conversion Price in effect at the time of such conversion.

(c) Payee shall give notice of its decision to exercise its right to convert the Note or part thereof by faxing an executed and completed notice of conversion in the form attached ("Notice of Conversion") to the Maker via confirmed facsimile transmission. The Payee will not be required to surrender the Note until the Note has been fully converted or

satisfied. Each date on which a Notice of Conversion is faxed to the Maker in accordance with the provisions of this Section shall be deemed a "Conversion Date".

(d) As promptly as practical after the conversion, the Maker will instruct or cause the transfer agent to deliver the Maker's certificates representing the Conversion Shares issuable upon conversion of the Note to the Payee via express courier for receipt by such Payee within three business days after receipt by the Maker of the Notice of Conversion (the "Delivery Date"). A Note representing the balance of any Note not so converted will be provided to the Payee, if requested by Payee provided an original Note is delivered to the Maker. To the extent that a Payee elects not to surrender a Note for reissuance upon partial payment or conversion, the Payee indemnifies the Maker against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount then due under the Note.

7. Reservation of Stock Issuable upon Conversion. The Maker covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Note, as herein provided, free from preemptive rights or any other actual contingent subscription rights of persons other than the Payees, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Maker as to reservation of such shares set forth in the Subscription Agreement) be issuable (taking into account the adjustments and restrictions herein) upon the conversion of the outstanding principal amount of the Note. The Maker covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, nonassessable and, if the Registration Statement is then effective under the Securities Act, registered for public sale in accordance with such Registration Statement.

8. Transfer Taxes. The issuance of certificates for the Conversion Shares shall be made without charge to the Payee thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Maker shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Payee of such Note so converted and the Maker shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Maker the amount of such tax or shall have established to the satisfaction of the Maker that such tax has been paid.

9. Investment Intent. This Note is given to Payee with the understanding that Payee is acquiring this Note for investment purposes and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in any distribution within the meaning of the Securities Act of 1933, as amended. Payee shall not divide his participation with others or resell, assign or otherwise dispose of all or any part of this Note except as otherwise set forth in this Note.

10. Adjustments for Stock Splits and Subdivisions.

(a) In the event the Maker should at any time or from time to time after the date of issuance hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, or the issuance by reclassification of shares of Common

Stock any shares of capital stock of the Maker or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such Payee for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of common stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the number of Conversion Shares issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

(b) If the number of shares of Common Stock outstanding any time after the date of issuance of the Note is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the number of Conversion Shares issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

11. Security Interest.

(a) The Maker has granted to the Payee (along with the other purchasers of the Notes) a security interest in and a lien (the "Lien") upon all of the Maker's right, title and interest in and to certain property of the Maker (the "Collateral"), which Lien shall be first in priority to all future liens, all as more fully set forth and subject to the terms of a Security Agreement dated as of the date hereof by and between the Maker and Anthony Heller, as agent for the purchasers of the Notes, and entered into simultaneously with the Notes (the "Security Agreement"). The Lien and the security interest created by that certain Security Agreement shall also be in pari passu with the obligations under all of the Notes issued by the Company. The Collateral shall include but not be limited to all of the accounts receivable, inventory, equipment, intellectual property and fixed assets of the Maker and the proceeds of all of the foregoing. In the event of the occurrence of an Event of Default (as defined in Section 4 hereof), the Payee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of Florida and all applicable federal and state laws as the same shall be in effect on the date hereof and from time to time thereafter for so long as this Note shall remain unpaid.

(b) As mentioned in the Subscription Agreement, the proceeds from the sale of the Notes will be used as partial payment for the purchase of certain assets of US DataNet Corporation by the Company's subsidiary Yak America, Inc., a Florida corporation ("Yak"). In connection with this purchase, Yak will issue a promissory note for $1,500,000, a portion of the purchase price. To secure the obligation evidenced by this promissory note, Yak may grant to the sellers a security interest in the assets purchased by Yak.

12. Amendments. Neither this Note nor any provision hereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by Maker and Payee.

13. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If the notice is to Maker, such address is:

Blackbird Corporation
300 71st Street
Suite 500
Miami Beach, FL 33141

If the notice is to Payee, such address is:

____
____
____
____

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Maker and Payee may change its address or facsimile number for notices and other communications hereunder by notice to the other.

14. No Waiver; Remedies. No failure on the part of Payee to exercise, and no delay in exercising, any right hereunder, under this Note shall operate as a waiver thereof nor shall the single or partial exercise, of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. No notice to or demand on Maker in any case shall entitle Maker to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Payee to any other or further action in any circumstances without notice or demand.

15. Enforcement. In the case any one or more of the Events of Default specified herein shall have occurred and be continuing, Payee may proceed to protect and enforce its rights either by suit in equity and/or by action at law, whether for the specific performance of any covenant or agreement contained herein or may proceed to enforce the payment of all sums then due (whether by acceleration or otherwise) hereunder or to enforce any other legal or equitable right of Payee. If an Event of Default shall have occurred and is continuing and Payee shall, in the exercise of its rights hereunder, retain attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of Maker hereunder, Maker shall pay to Payee on demand the reasonable fees of such attorneys together with all other costs and expenses incurred by Payee which amounts, if not paid on demand, shall be added to the Principal Amount and bear interest at the rate then applicable to the principal amount outstanding under this Note.

16. No Recourse Against Others. No director, officer, employee, shareholder or incorporator, past, present or future, of the Maker, as such or in such capacity, shall have any personal liability for any obligations of the Maker under the Notes or the Security Agreement by reason of his, her or its status as such director, officer, employee, shareholder or incorporator.

17. Governing Law. This Note shall be governed by, and construed in accordance with, the law of the State of Florida without giving effect to its conflict of laws provisions.

18. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN ANY STATE OR FEDERAL COURTS SITTING IN FLORIDA, AND BY EXECUTION AND DELIVERY OF THIS NOTE MAKER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. MAKER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS NOTE OR OTHER DOCUMENT RELATED THERETO. MAKER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

19. Service of Process. Maker irrevocably consents to service of process in the manner provided for in Section 10. Nothing in this Agreement will affect the right of Payee to serve process in any other manner permitted by applicable law.

20. WAIVER OF JURY TRIAL. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). MAKER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ISSUE THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

21. Severability. In case any provision in this Note shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Note, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

22. Integration. This Note (together with the Subscription Agreement and Security Agreement) constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

23. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Payee or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Maker or any other matters or any other rights whatsoever as a shareholder of the Maker; and no dividends or interest shall be payable or accrued in respect to this Note or the interest represented thereby or the Conversion Shares obtainable under this Note until, and only to the extent that, this Note shall have been converted.

24. Transfer. The terms and conditions of this Note shall be binding upon and inure to the benefit of Maker and Payee and their permitted assigns. Notwithstanding the foregoing, Payee may, without the consent of Maker, assign all or any portion of its interests under this Note to any of its affiliates or to any third party acquiring Payee's membership interests in Maker.

25. Reasonable Fees and Expenses. In addition to all other obligations in respect of this Note, Maker agrees to reimburse the Payee on demand for all reasonable attorneys' fees and other expenses hereafter incurred in connection with the enforcement and collection of this Note, which amounts, if not paid on demand, shall be added to the amount advanced hereunder and bear interest at the rate then applicable to the amount advanced under this Note.

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed by its duly authorized officer on the day and year first above written.

BLACKBIRD CORPORATION, a
Florida corporation

By:____________________________
Name: __________________________
Title: ___________________________

NOTICE OF CONVERSION

OF

SENIOR SECURED CONVERTIBLE NOTE

(To be Executed by the Registered Payee in order to Convert the Note)

The undersigned irrevocably elects to convert $ _______________ of the principal amount of the above Note into shares of common stock, par value $.001 per share, of Blackbird Corporation, a Florida corporation (the "Maker"), according to the conditions of the 10% Senior Secured Convertible Note No. BB-__, dated _______________, 2008.

Conversion Date*: ________________________________

Applicable Conversion Price: ________________________

Name ________________________________
Print Name: ________________________________

Address: ________________________________
____

* If this Notice of Conversion represents conversion of the outstanding principal balance of the Note, the original Note must be received by the Maker or its transfer agent by the third business date following the Conversion Date.